SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                      Under The Securities Act of 1933
                            ___________________

                           GREENHOLD GROUP. INC.
          (Exact name of registrant as specified in its charter)

          Florida                                            65-0910697
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

        1995 E. Oakland Park Boulevard
        Suite 350
        Fort Lauderdale, Florida                       33306
   ----------------------------------------          ----------
   (Address of principal executive offices)          (Zip Code)

                  Issuer's telephone number (954) 564-0006

                  Compensation and Consulting Agreements
                          (Full title of the plan)
                          ________________________


                               John Harris
                          Greenhold Group, Inc.
                1995 E. Oakland Park Boulevard, Suite 350
                        Fort Lauderdale, FL  33306
                 (Name and address of agent for service)
                              954-564-0006
        (Telephone number, including area code, of agent for service)

                      Copies of all communications to:
     Newman & Pollock, LLP                   James G. Dodrill II, PA
     2600 N. Military Trail, Suite 270       3360 NW 53rd Circle
     Boca Raton, FL 33431                    Boca Raton, FL  33496
     Tel: (561) 997-9920                     Tel: (561) 862-0529
     Fax: (561) 241-4943`                    Fax: (561) 862-0927


                    CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
                                    Maximum         Maximum
Title of        Amount              Offering        Aggregate Amount of
Securities to   to be               Price per       Offering             Registration
Be Registered   Registered(F1)(F2)  Share           Price                Fee(F3)
-------------------------------------------------------------------------------------
Common Stock    250,000             $1.975          $493,750             $118.00

<F1>

(1) The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

<F2>

(2) Represents shares issued pursuant to consulting agreements for continued services by officers, attorneys, directors and consultants to the Registrant, including services related to sales and marketing of the Company's products and services seeking joint ventures and potential acquisitions, promotional services with respect to Registrant's business establishment of distributorship agreements, all of the foregoing in furtherance of the Registrant's business.

<F3>

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) the fee is calculated upon the basis of the average of the closing bid and ask prices quoted for shares of common stock of the registrant as reported on The Nasdaq OTC Bulletin Board quotation service on December 13, 2001.

                                   PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
-------------------------

	Greenhold Group, Inc. has heretofore entered into agreements with third party consultants and attorneys with respect to the issuance of shares of the Registrant's common stock for services to the Registrant. In consideration for increasing the scope of the continuing services rendered and to be rendered to the Registrant until such time as the Registrant shall generate sufficient cash flow from operations, and in order to compensate certain third party consultants and attorneys, the Registrant has prepared this Form S-8 registration statement to provide for the issuance of shares, as described below.

	The Registrant has agreed to issue two hundred fifty thousand (250,000) shares for continued corporate consulting for continued representation by the Company's corporate attorneys.


Item 2. Registrant Information and Employee Plan Annual Information.
--------------------------------------------------------------------

	The Registrant shall provide certain third party consultants and attorneys, without charge, upon their written or oral request the documents incorporated by reference herein in Item 3 of Part II of this Registration Statement. The Registrant shall also provide the consultants and attorneys, without charge, upon their written or oral request, with all other documents required to be delivered to participants, pursuant to Rule 428(b) under the Act. Any and all such requests shall be directed to the Registrant at its place of business as reflected in this Registration Statement.

                                   PART II

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
------------------------------------------------

        The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

    (a) The Registrant's latest annual report, for the year ended December 31, 2000 as filed on Form 10-KSB on April 2, 2001 and the Registrant's amended annual report, for the year ended December 31, 2000 as filed on Form 10-KSB/A on May 2, 2001.

    (b) The Registrant's quarterly reports, for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 as filed respectively on Form 10-QSB on May 14, 2001, August 14, 2001 and November 13, 2001.

    (c) The Registrant's current reports on Form 8-K filed on January 5, 2001 (as amended by the Registrant's current reports on Form 8-K/A filed on March 6, 2001, April 6, 2001, April 23, 2001 and May 2, 2001), February 7, 2001, May 15, 2001 and
        September 5, 2001.

    (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10SB, dated February 25, 2001, filed pursuant to Section 12(g) of the Securities and Exchange Act of 1934 as amended by Registrant's Registration Statement on Form 10SB/A, dated June 26, 2000.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

	Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.	Description of Securities.
----------------------------------

	Not applicable.

Item 5.	Interests of Named Experts and Counsel.
-----------------------------------------------

	None.

Item 6.	Indemnification of Officers and Directors.
--------------------------------------------------

Our Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of us, by reason of the fact that he is or was a director, officer, employee or agent of ours. It must be shown that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to us.


Item 7.	Exemption from Registration Claimed.
--------------------------------------------

	Not Applicable


Item 8.	Exhibits:
-----------------

	Pursuant to Item 601 of Rule S-K, the following Exhibits are annexed hereto:

     Exhibit 5.1  Opinion of Newman & Pollock, LLP.

     Exhibit 23.1  Consent of Newman & Pollock, LLP. (included in Exhibit 5.1)

     Exhibit 23.2  Independent Auditors Consent.

Item 9.	Undertakings:
---------------------

  (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement. Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURE PAGE
                              --------------

	The Registrant, pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida on the 14th day of December 2001.


                                            GREENHOLD GROUP, INC.


                                                  /s/ John Harris
                                            ----------------------
                                            By:     John Harris
                                            Title:  President




  	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statements has been signed by the following persons in the capacities and on the date indicated.


Dated:	December 14, 2001




                                          /s/ John Harris
                                         ----------------------
                                         By:     John Harris
                                         Title:  President

                                EXHIBIT INDEX
                                -------------


EXHIBIT NUMBER          ITEM
--------------          ----


    Exhibit 5.1  Opinion of Newman & Pollock, LLP.


    Exhibit 23.1  Consent of Newman & Pollock, LLP. (included in Exhibit 5.1)


    Exhibit 23.2  Independent Auditors Consent.

                                 -----------
                           NEWMAN & POLLOCK, LLP
                    2600 North Military Trail, Suite 270
                         Boca Raton, Florida 33431

---------------------------------------------------------------------------

                            December 13, 2001


Board of Directors
Greenhold Group, Inc.
1995 E. Oakland Park Boulevard, Suite 350
Fort Lauderdale, FL 33306

RE:	Registration Statement on Form S-8

Gentlemen:

	You have requested this firm's opinion as to whether or not the 250,000 shares of common stock ($0.001 par value) to be issued to various individuals solely for services, when issued, will be legally issued and fully paid and non-assessable securities of the Company. In connection with these agreements, we have examined the Form of the Registration Statement to be filed by the Company in connection with such shares on Form S-8; the Articles of Incorporation of the Company, as amended and the By-Laws of the Company currently in effect. In addition, we have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company and have made such other investigations as we deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, we have reviewed such statutes and regulations as we have deemed relevant and necessary. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostat copies, and the authenticity of the original of such copies. We have further assumed that the recipients of the shares of common stock under this agreement will have paid the consideration required under the terms of such agreement or agreements prior to the issuance of such shares.

	Based upon the foregoing, and in reliance thereon, it is our opinion that, subject to the limitations set forth herein, the agreements made with individuals for the issuance of 250,000 shares of common stock to be issued, will, upon receipt of full payment, issuance and delivery in accordance with the terms of the agreements covered by such Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

BOARD OF DIRECTORS
TidalWave Holdings, Inc.
RE:  REGISTRATION STATEMENT ON FORM S-8
PAGE 2
-----------------------------------------------------------------------------


	This opinion is expressly limited in scope to the shares enumerated herein which are to be expressly covered by the Registration Statement and does not cover subsequent issuances of shares to be made in the future pursuant to such agreement, if any, pertaining to services to be performed in the future. Such transactions are required to be included in either a new registration statement or a post effective amendment to the Registration Statement including updated opinions concerning the validity of issuance of such shares.

	This opinion is limited to the laws of the State of Florida. We express no opinion with respect to the laws of any other jurisdiction. In addition, we hereby consent to you filing this opinion with the Securities and Exchange Commission as an exhibit to the above- referenced Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to my attention hereafter.



                                             Very truly yours,
                                             NEWMAN & POLLOCK




                                            /s/ Kenneth S. Pollock

Exhibit 23.2

                          Earl M. Cohen, C.P.A., P.A.
-----------------------------------------------------------------------------
                          Certified Public Accountant
                    2505 N.W. Boca Raton Blvd. *Suite 202
                          Boca Raton,  Florida  33431
                  Tel.: (561) 347-1608  Fax: (561) 417-9984




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-8 of our report dated February 21, 2001, relating to the consolidated financial statements of Greenhold Group, Inc. & Subsidiaries, and to all references to our firm appearing in such Registration Statement




Boca Raton, Florida                        /s/ Earl M. Cohen  C.P.A., P.A.
December 13, 2001                          -------------------------------













                                    MEMBER
                American Institute of Certified Public Accountants Florida Institute of Certified Public Accountants